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                                                                   EXHIBIT 4(ii)


                            CERTIFICATE OF AMENDMENT
                                       OF
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                               STRYKER CORPORATION


                         -------------------------------



                  1. The present name of the corporation is Stryker Corporation. The registered office of the corporation is 2725 Fairfield Road, Kalamazoo, Michigan 49002.

                  2. The former name of the corporation was Orthopedic Frame Company.

                  3. The date of filing the original Articles of Incorporation was February 20, 1946.

                  4. Section A of Article III of the Articles of Incorporation, as amended and restated to date, is hereby amended to increase the authorized Common Stock to 500,000,000 shares, and as so amended shall read in its entirety as follows:

         A. The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is 500,500,000 to be divided into two classes consisting of 500,000 shares of a class designated "Preferred Stock", of the par value of One Dollar ($1) per share, and 500,000,000 shares of a class designated "Common Stock", of the par value of Ten Cents ($.10) per share.

                  5. This amendment was duly adopted by the shareholders of the corporation on the 19th day of April, 2000 in accordance with the provisions of subsection (3) of Section 611 of the Business Corporation Act of Michigan.

Dated this 19th day of April, 2000.

                                               STRYKER CORPORATION



                                               By   /s/ John W. Brown
                                                    -------------------------
                                                    John W. Brown, Chairman,
                                                     President and Chief
                                                     Executive Officer